EX-23.1

                            [BDO Seidman Letterhead]


                           CONSENT OF INDEPENDENT
                         CERTIFIED PUBLIC ACCOUNTANTS


Tengasco, Inc.
Knoxville, Tennessee


     We hereby consent to the incorporation by reference in the Prospectus constituting a part of this Registration Statement on Form S-8 of our report dated February 18, 2000, relating to the consolidated financial statements of Tengasco, Inc. and subsidiaries appearing in the Company's Annual Report on Form 10-KSB for the year ended December 31, 1999. We also consent to the reference to us under the caption "experts" in the Registration Statement.


                                            /s/ BDO Seidman, LLP
                                            --------------------
                                            BDO Seidman, LLP



Atlanta, Georgia
October 25, 2000